Exhibit 2.1

Ordinary Shares

JSE Code: **SAP**

Certificate Number	Transfer Number	Code	Account Number	Date	Number of Shares
VOID	VOID	VOID	VOID	VOID	VOID

ISIN: **ZAE000006284**

sappi

sappi limited

Registration Number 1936/008963/06
Incorporated in the Republic of South Africa

This is to Certify that the undermentioned is the registered holder of fully paid ordinary shares of One Rand each in the Company, as shown herein, subject to the Memorandum and Articles of Association of the Company.

Name and Address of Registered Owner

CANCELLED

Number of Ordinary Shares of One Rand each

Proof One - 13 September 2012

sappi limited

Director

Director

Given on behalf of the Company at Johannesburg on the date printed above.

No transfer of any portion of this holding may be registered without the production of this Certificate.

Registered Office
4th Floor, 48 Ameshoff Street, Braamfontein, Johannesburg 2001
(PO Box 31560, Braamfontein 2017).

Transfer Office
Computershare Investor Services (Pty) Limited
70 Marshall Street, Johannesburg 2001. (PO Box 61051, Marshalltown 2107).

Hologram

Computershare Investor Services (Pty) Limited
Registration number 2004/003647/07
Transfer secretaries

000001